EXECUTION COPY

MRU STUDENT LOAN TRUST 2008-A
$140,894,000
STUDENT LOAN ASSET-BACKED NOTES
SERIES 2008-1

NOTE PURCHASE AGREEMENT

July 2, 2008

Merrill Lynch, Pierce, Fenner & Smith Incorporated
250 Vesey Street
New York, New York 10080

BB&T Capital Markets,
a division of Scott & Stringfellow, Inc.
1133 Avenue of the Americas
New York, New York 10036

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

MRU ABS II LLC (the "Depositor") proposes to cause MRU Student Loan Trust 2008-A, a Delaware statutory trust (the "Trust"), to issue and sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated, BB&T Capital Markets, a division of Scott & Stringfellow, Inc. ("BB&T") and Goldman, Sachs & Co. (each an "Initial Purchaser" and collectively, the "Initial Purchasers"), pursuant to the terms of this Note Purchase Agreement (the "Agreement"), the Trust's Student Loan Asset-Backed Notes, Series 2008-A (the "Notes") in the classes and initial principal amounts set forth on Schedule A hereto. MRU Holdings, Inc., a Delaware corporation ("MRU Holdings"), is the sole member of the Depositor. The Trust has been formed by the Depositor pursuant to a trust agreement, dated as of April 1, 2008 (as amended and supplemented by the Amended and Restated Trust Agreement dated as of July 1, 2008, the "Trust Agreement"), each between the Depositor and Wilmington Trust Company, as Owner Trustee (the "Owner Trustee"). The assets of the Trust will include, among other things, a pool of private student loans (the "Financed Student Loans") and all amounts collected thereunder. Such Financed Student Loans will be acquired by the Trust from the Depositor pursuant to a deposit agreement, dated as of July 10, 2008 (as amended and supplemented from time to time, the "Trust Loan Deposit Agreement"), between the Trust as acquiror, and the Depositor as transferor. The Depositor will acquire such Financed Student Loans from MRU Holdings pursuant to a Transfer and Contribution Agreement, dated as of July 10, 2008 (as amended and supplemented from time to time, the "Transfer and Contribution Agreement" and, together with the Trust Loan Deposit Agreement, the "Loan Acquisition Agreements"). MRU Holdings will acquire such Financed Student Loans from MRU Funding SPV Inc. (the "Warehouse") pursuant

to a dividend to be paid by the Warehouse on July 10, 2008, following a capital contribution by MRU Holdings. The Trust will issue the Notes under an Indenture of Trust, dated as of July 1, 2008 (as amended and supplemented from time to time, the "Indenture"), between the Trust and The Bank of New York Mellon Trust Company, National Association, as indenture trustee (the "Trustee"). Upon issuance, the Notes will be secured by, among other things, Financed Student Loans pledged to the Trustee and described in the Offering Memorandum (as defined below). The Financed Student Loans will be serviced pursuant to a servicing agreement, dated as of July 10, 2008 (the "Servicing Agreement"), between the Trust and the Pennsylvania Higher Education Assistance Agency (the "Servicer"). The Trust, the Trustee and The Bank of New York Mellon Trust Company, National Association, as custodian, will enter into a custodial agreement dated as of July 1, 2008 (as amended and supplemented from time to time, the "Custodial Agreement"), pursuant to which the Trustee will retain custody of the Financed Student Loans. MRU Holdings will perform certain administrative tasks on behalf of the Trust (in such capacity, the "Administrator") pursuant to an Administration Agreement, dated as of July 1, 2008 (as amended and supplemented from time to time, the "Administration Agreement"), among the Trust, the Owner Trustee, the Administrator, the Depositor, the Trustee and The Bank of New York Mellon Trust Company, National Association, as Back-up Administrator (in such capacity, the "Back-up Administrator"). Certain reports and other information prepared by the Administrator will be verified by The Bank of New York Mellon Trust Company, National Association (in such capacity, the "Verification Agent") pursuant to the terms of a verification agent agreement, dated as of July 1, 2008 (as amended and supplemented from time to time, the "Verification Agent Agreement") among the Verification Agent, the Trust, the Trustee and the Administrator. Credit Control Services, Inc. (the "Special Servicer") will service certain delinquent Financed Student Loans pursuant to a Collection Agreement, dated as of June 23, 2008 (the "Collection Agreement"), between the Special Servicer and MRU Holdings.

This Agreement, the Trust Agreement, the Indenture, the Administration Agreement, the Custodial Agreement, the Loan Acquisition Agreements, the Verification Agent Agreement, the Collection Agreement, the Interest Rate Floor Agreement and the Servicing Agreement shall collectively hereinafter be referred to as the "Basic Documents."

The Notes are described in the Investor Presentation, dated May 2008 in the form distributed to us by BB&T on May 20, 2008 (the "Investor Presentation"), the Preliminary Offering Memorandum, dated June 4, 2008, (the "Preliminary Offering Memorandum"), the Term Sheet, dated July 2, 2008 (the "Term Sheet" and together with the Investor Presentation and the Preliminary Offering Memorandum, the "Disclosure Package") and the Offering Memorandum, dated on or about July 7, 2008 (the "Offering Memorandum"), which the Trust has furnished to the Initial Purchasers.

Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture or the Offering Memorandum.

The Depositor and MRU Holdings wish to confirm as follows this Agreement with the Initial Purchasers in connection with the purchase and resale of the Notes.

1. Agreements To Sell, Purchase and Resell.

(a) The Depositor hereby agrees, subject to all the terms and conditions set forth herein, to cause the Trust to sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Depositor and MRU Holdings herein contained and subject to all the terms and conditions set forth herein, each Initial Purchaser, severally and not jointly, agrees to purchase from the Trust, the entire principal amount of each class of Notes set forth next to the name of such Initial Purchaser on Schedule A hereto at such respective purchase prices as set forth on Schedule A hereto. Additionally, the Depositor and MRU Holdings shall pay to the Initial Purchasers structuring and placement agent fees as set forth in (i) the placement agent fee letter agreement, dated July 2, 2008, among the parties hereto and (ii) the structuring fee letter agreement, dated July 2, 2008, among MRU Holdings, the Depositor and ML.

(b) It is understood that the sale of the Notes to the Initial Purchasers will be made without registration of the Notes under the Securities Act of 1933, as amended (the "Securities Act") in reliance upon the exemption therefrom provided by Section 4(2) of the Act. It is understood that the Initial Purchasers propose to offer the Notes for sale (i) within the United States only to "qualified institutional buyers" within the meaning of Rule 144A under the Securities Act (each, a "QIB") or (ii) outside the United States to certain non-US persons in offshore transactions pursuant to the requirements of Regulation S as set forth in the Offering Memorandum.

2. Delivery of the Notes and Payment Therefor. Delivery to the Initial Purchasers of and payment for the Notes shall be made at the office of Stroock & Stroock & Lavan LLP, New York, New York, at 11:00 a.m., New York time, on July 10, 2008 (the "Closing Date"). The place of such closing and the Closing Date may be varied by agreement between the Initial Purchasers and MRU Holdings.

On the Closing Date, the Notes will be delivered to the Initial Purchasers against payment of the purchase price therefor to the Trust in Federal Funds, by wire transfer to an account at a bank acceptable to the Initial Purchasers, or such other form of payment as to which the parties may agree.

Unless otherwise agreed to by the MRU Holdings and the Initial Purchasers, each class of Notes will be evidenced by a single global security in definitive form deposited with the Trustee as custodian for DTC and/or by additional definitive securities, and will be registered, in the case of the global Notes, in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC"), and in the other cases, in such names and in such denominations as the Initial Purchaser shall request prior to 1:00 p.m., New York City time, no later than the business day preceding the Closing Date. The Notes to be delivered to the Initial Purchasers shall be made available to the Initial Purchasers in New York, New York, for inspection and packaging not later than 9:30 a.m., New York time, on the business day next preceding the Closing Date.

3. Representations, Warranties and Covenants.

MRU Holdings represents and warrants to, and agrees with each of the Initial Purchasers that:

(a) As of its respective date, on the date of this Agreement, at the "time of sale" (as such term is used within the meaning of Rule 159 under the Securities Act) for the first sale of Notes by the Initial Purchasers and on the Closing Date, neither the Disclosure Package nor the Offering Memorandum included or will include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however that the foregoing does not apply to statements in or omissions from the Disclosure Package or the Offering Memorandum, as applicable, relating to final pricing information for the Notes or that are based upon written information furnished to the Depositor by the Initial Purchasers specifically for the use therein (it being understood that the only such information is the information specified in Section 11 hereof as such).

(b) As of the Closing Date, each consent, approval, authorization or order of, or filing with, any court or governmental agency or body which is required to be obtained or made by MRU Holdings or the Depositor or their affiliates for the consummation of the transactions contemplated by this Agreement shall have been obtained, except as otherwise provided in the Basic Documents.

(c) The Indenture has been duly and validly authorized by the Trust and, upon its execution and delivery by the Trust and assuming due authorization, execution and delivery by the Trustee, will be a valid and binding agreement of the Trust, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally, and conforms in all material respects to the description thereof in the Offering Memorandum and the Disclosure Package.

(d) The Notes have been duly authorized on behalf of the Trust and the Notes, when executed on behalf of the Trust and authenticated by the Trustee in accordance with the Indenture, and delivered to the Initial Purchasers against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Trust entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and the Notes will conform in all material respects to the description thereof in the Offering Memorandum and the Disclosure Package.

(e) Each of MRU Holdings and the Depositor is duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and the Disclosure Package and as conducted on the date hereof, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other),

business, prospects, properties, net worth or results of operations of MRU Holdings or the Depositor.

(f) Other than as contemplated by this Agreement or as disclosed in the Offering Memorandum and the Disclosure Package, there is no broker, finder or other party that is entitled to receive from MRU Holdings or the Depositor or any of their affiliates any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

(g) There are no legal or governmental proceedings pending or, to the knowledge of MRU Holdings contemplated or threatened, against MRU Holdings or the Depositor, or to which MRU Holdings or the Depositor or any of its respective properties is subject, that are not disclosed in the Offering Memorandum and the Disclosure Package and which, if adversely decided, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of MRU Holdings or the Depositor, or would materially and adversely affect the ability of MRU Holdings or the Depositor to perform its respective obligations under this Agreement and the other Basic Documents or otherwise materially affect the issuance of the Notes or the consummation of the transactions contemplated hereby or by the Basic Documents.

(h) Neither the offer, sale or delivery of the Notes by the Trust nor the execution, delivery or performance of this Agreement or the other Basic Documents by MRU Holdings or the Depositor, nor the consummation by MRU Holdings or the Depositor of the transactions contemplated hereby or thereby (x) requires or will require any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except for compliance with the securities or Blue Sky laws of various jurisdictions, and such other consents, approvals or authorizations as shall have been obtained on or prior to the Closing Date) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the organizational documents of MRU Holdings or the Depositor or (y) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, any agreement, indenture, lease or other instrument to which MRU Holdings or the Depositor is a party or by which MRU Holdings or the Depositor or any of its respective properties may be bound, or violates or will violate in any material respect any statute, law, regulation or filing or judgment, injunction, order or decree applicable to MRU Holdings, the Depositor or the Trust or any of its respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of MRU Holdings, the Depositor or the Trust pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of its properties is subject other than as contemplated by the Basic Documents.

(i) Each of MRU Holdings and the Depositor has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the other Basic Documents to which it is a party; the execution and delivery of, and the

performance by, MRU Holdings and the Depositor of its obligations under this Agreement and the other Basic Documents to which it is a party have been duly and validly authorized by MRU Holdings and the Depositor and this Agreement and the other Basic Documents to which MRU Holdings and the Depositor are a party have been duly executed and delivered by MRU Holdings and the Depositor and constitute the valid and legally binding agreements of MRU Holdings and the Depositor, enforceable against MRU Holdings and the Depositor in accordance with their respective terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder and thereunder may be limited by federal or state securities laws or principles of public policy.

(j) The assignment of Financed Student Loans by the Depositor to the Trust pursuant to the Trust Loan Deposit Agreement, the assignment of the Financed Student Loans by the Trust to the Trustee pursuant to the Indenture and the filing of applicable UCC-1 financing statements will vest in the Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

(k) The Trust is not, nor as a result of the issuance and sale of the Notes as contemplated hereunder will it become, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended.

(l) The representations and warranties made by MRU Holdings, the Depositor and the Trust in any Basic Document to which MRU Holdings, the Depositor or the Trust is a party, or made in any Officer's Certificate of MRU Holdings or the Depositor, will be true and correct at the time made and on and as of the Closing Date.

(m) Since the date of the Offering Memorandum, no material adverse change or any development involving a prospective material adverse change in, or affecting particularly the business or properties of, MRU Holdings, the Depositor or the Trust has occurred.

(n) Neither MRU Holdings or the Depositor nor anyone acting on their behalf has offered or sold any Note or interest therein by any form of general solicitation or general advertising which would require registration of the Notes under the Securities Act; provided that MRU Holdings makes no representation regarding the Initial Purchasers.

(o) Neither MRU Holdings nor anyone acting on its behalf has or will engage in "directed selling efforts" as defined in Regulation S of the Securities Act in respect of the Notes; provided that MRU Holdings makes no representation regarding the Initial Purchasers.

4. Agreements of MRU Holdings. MRU Holdings agrees with each of the Initial Purchasers that:

(a) If, at any time prior to the completion of the resale of the Notes, any event occurs as a result of which the Offering Memorandum would include an untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, MRU Holdings promptly will notify the Initial Purchasers of such event and will promptly prepare, at its own expense, an amendment or supplement to the Offering Memorandum to correct such untrue statement or omission.

(b) MRU Holdings will immediately inform the Initial Purchasers (i) of the receipt by MRU Holdings of any communication from the Securities and Exchange Commission (the "SEC" or the "Commission") or any state securities authority concerning the offering or sale of the Notes; and (ii) of the commencement of any lawsuit or proceeding to which MRU Holdings or the Depositor is a party relating to the offering or sale of the Notes.

(c) MRU Holdings will furnish to the Initial Purchasers, without charge, copies of the Disclosure Package, the Offering Memorandum and all amendments and supplements to such documents relating to the Notes, in each case in such quantities as the Initial Purchasers may reasonably request.

(d) No amendment or supplement will be made to the Disclosure Package or the Offering Memorandum which the Initial Purchasers shall not previously have been advised of or to which any Initial Purchaser shall reasonably object after being so advised.

(e) MRU Holdings, the Depositor and the Trust will cooperate with, and take such actions as may be reasonably requested by, the Initial Purchasers and with their counsel in connection with the qualification of, or procurement of exemptions with respect to, the Notes for offering and sale by the Initial Purchasers and by dealers under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification or exemptions; provided that in no event shall MRU Holdings, the Depositor and the Trust be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

(f) MRU Holdings consents to the use, in accordance with the securities or Blue Sky laws of such jurisdictions in which the Notes are offered by the Initial Purchasers, of the Disclosure Package and the Offering Memorandum furnished by MRU Holdings.

(g) To the extent, if any, that the initial rating or ratings provided with respect to the Notes by the rating agency or agencies that initially rate the Notes is conditional upon

the furnishing of documents or the taking of any other actions by MRU Holdings, MRU Holdings shall cause to be furnished such documents and such other actions to be taken.

(h) For three years from the date of this Agreement until the retirement of the Notes, MRU Holdings will deliver to you the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Trustee or the Trust pursuant to the Indenture as soon as such statements and reports are furnished to the Trustee.

(i) So long as any of the Notes are outstanding, MRU Holdings will furnish or cause to be furnished to the Initial Purchasers (i) as soon as available, a copy of each document relating to the Notes required under Rule 144A(d)(4) of the Act, and (ii) such other information concerning MRU Holdings or the Trust as the Initial Purchasers may reasonably request from time to time related to the issuance of the Notes, the Financed Student Loans or the operations of the Trust.

(j) If this Agreement shall terminate or shall be terminated pursuant to any provisions hereof (otherwise than by notice given by the Initial Purchasers terminating this Agreement pursuant to Section 10 hereof) or if this Agreement shall be terminated by the Initial Purchasers because of any failure or refusal on the part of MRU Holdings or the Depositor to comply with the terms or fulfill any of the conditions of this Agreement, MRU Holdings agrees to reimburse the Initial Purchasers for all out of pocket expenses (including fees and expenses of their counsel) reasonably incurred by them in connection herewith.

(k) The net proceeds from the sale of the Notes hereunder will be applied substantially in accordance with the description set forth in the Offering Memorandum and the Disclosure Package.

(l) Except as stated in this Agreement, in the Disclosure Package and in the Offering Memorandum, neither MRU Holdings nor the Depositor has taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

(m)On or before the Closing Date, MRU Holdings shall mark its accounting and other records, if any, relating to the Financed Student Loans to show the absolute ownership by the Trust of, and the security interest of the Trustee in, the Financed Student Loans, and MRU Holdings shall not take, or shall permit any other person to take, any action inconsistent with the ownership of, and the interest of the Trust in, the Financed Student Loans, other than as permitted by the Basic Documents.

(n) For the period beginning on the date of this Agreement and ending 90 days hereafter, none of MRU Holdings, the Depositor or any entity affiliated, directly or indirectly, with MRU Holdings or the Depositor will, without the prior written notice to the Initial Purchasers, offer to sell or sell notes (other than the Notes) collateralized by private student loans.

(o) Neither MRU Holdings or the Depositor nor anyone acting on their behalf will offer or sell any Note or interest therein by any form of general solicitation or general advertising which would require registration of the Notes under the Securities Act; provided that MRU Holdings makes no representation regarding the Initial Purchasers.

5. Representations and Warranties of the Initial Purchaser.

Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to and agrees with MRU Holdings and the Depositor that:

(a) It has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services Markets Act 2000 (the "FSMA")), received by it in connection with the issue or sale of the Notes in circumstances in which section 21(1) of the FSMA does not apply to the Trust.

(b) It has complied, and will comply, in all material respects, with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

(c) Such Initial Purchaser is a "qualified institutional buyer" and such Initial Purchaser proposes to sell the Notes only to persons who it reasonably believes are "qualified institutional buyers" as set forth in the Disclosure Package and the Offering Memorandum.

(d) Such Initial Purchaser understands that the Notes have not and will not be registered under the Securities Act, or registered or qualified under any applicable state securities laws, neither the Trust nor the Trustee is obligated to register or qualify the Notes and such Initial Purchaser will only offer and sell the Notes as set forth in the Preliminary Offering Memorandum and the Offering Memorandum under the heading "Notice to Investors."

(e) Neither such Initial Purchaser nor anyone acting on behalf of such Initial Purchaser has offered or sold any Note or interest therein or any securities that are substantially similar to the Notes by any form of general solicitation or general advertising which would require registration of the Notes under the Securities Act. In addition, such Initial Purchaser will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the prior sentence with respect to the Notes.

(f) Such Initial Purchaser has not entered into any Contract of Sale in respect of any Notes prior to the date hereof. "Contract of Sale" shall have the meaning ascribed to such term for this purpose in a manner identical to its meaning under Rule 159 of the Securities Act.

(g) Such Initial Purchaser has delivered the Disclosure Package to each investor with which it has entered into a Contract of Sale prior to the time of such Contract of Sale; provided that if such Contract of Sale was entered into after the final Offering

Memorandum was made available by the Depositor to such Initial Purchaser, then such Initial Purchaser has delivered the final Offering Memorandum prior to the time of such Contract of Sale.

6. Indemnification and Contribution.

(a) MRU Holdings and the Depositor, jointly and severally, agree to indemnify and hold harmless each of the Initial Purchasers and their respective directors and officers and each person who controls each Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, liabilities and expenses (or actions in respect thereof) joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, the Offering Memorandum, or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and will reimburse each Initial Purchaser for any legal or other expenses reasonably incurred by such Initial Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to an Initial Purchaser furnished in writing to MRU Holdings by such Initial Purchaser expressly for use therein, it being understood that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 11 of this Agreement. The foregoing indemnity agreement shall be in addition to any liability which MRU Holdings or the Depositor may otherwise have.

(b) If any action, suit or proceeding shall be brought against an Initial Purchaser or any person controlling an Initial Purchaser in respect of which indemnity may be sought against MRU Holdings and/or the Depositor, such Initial Purchaser or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party is materially prejudiced by such omission. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). The applicable Initial Purchaser or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Initial Purchaser or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Initial Purchaser or such controlling person and the indemnifying parties and such Initial Purchaser or

such controlling person shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to or in conflict with those available to the indemnifying parties and in the reasonable judgment of such counsel it is advisable for the Initial Purchaser or such controlling person to employ separate counsel (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Initial Purchaser or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for each Initial Purchaser and controlling persons not having actual or potential differing interests with such Initial Purchaser or among themselves, which firm shall be designated in writing by such Initial Purchaser, and that all such fees and expenses shall be reimbursed on a monthly basis as provided in paragraph (a) hereof. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of an indemnified party.

(c) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless MRU Holdings and the Depositor and their respective directors and officers and any person who controls MRU Holdings or the Depositor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the indemnity from MRU Holdings and the Depositor to the Initial Purchasers set forth in paragraph (a) hereof, but only with respect to information relating to an Initial Purchaser furnished in writing by such Initial Purchaser expressly for use in the Disclosure Package, the Offering Memorandum, or any amendment or supplement thereto, it being understood that the only such information furnished by any Initial Purchaser consists of the information described as such in Section 11 of this Agreement. If any action, suit or proceeding shall be brought against MRU Holdings and the Depositor, any of their directors or officers, or any such controlling person based on the Disclosure Package, the Offering Memorandum, or any amendment or supplement thereto, and in respect of which indemnity may be sought against an Initial Purchaser pursuant to this paragraph (c) such Initial Purchaser shall have the rights and duties given to MRU Holdings and the Depositor by paragraph (b) above (except that if MRU Holdings and the Depositor shall have assumed the defense thereof the Initial Purchasers shall have the option to assume such defense but shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Initial Purchaser's expense), and MRU Holdings and the Depositor and any such controlling person shall have the rights and duties given to the Initial Purchasers by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Initial Purchasers may otherwise have.

(d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by MRU Holdings and the Depositor on the one hand and the applicable Initial Purchaser on the other hand from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of MRU Holdings and the Depositor on the one hand and the applicable Initial Purchaser on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by MRU Holdings and the Depositor on the one hand and an Initial Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by MRU Holdings and the Depositor bear to the total initial purchaser's discounts and commissions received by the Initial Purchaser. The relative fault of MRU Holdings and the Depositor on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by MRU Holdings and the Depositor on the one hand or by an Initial Purchaser on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) MRU Holdings, the Depositor and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 6, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Initial Purchaser with respect to the Notes exceed the sum of the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations in this Section 6 to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 6 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 6 and the

representations and warranties of MRU Holdings, the Depositor and the Initial Purchasers set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Initial Purchasers, MRU Holdings, the Depositor or any person controlling any of them or their respective directors or officers, (ii) acceptance of any Notes and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Initial Purchaser, MRU Holdings, the Depositor or any person controlling any of them or their respective directors or officers, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 6.

7. **Conditions of the Initial Purchaser's Obligations**. The obligations of the Initial Purchasers to purchase the Notes hereunder are subject to the accuracy of the representations and warranties of MRU Holdings and the Depositor contained herein or in certificates of any officer of MRU Holdings or the Depositor delivered pursuant to the provisions hereof at and as of the "time of sale," to the performance by MRU Holdings and the Depositor of their covenants and other obligations hereunder, and the following conditions precedent:

(a) Subsequent to the date of this Agreement and the "time of sale," there shall not have occurred (i) any change, or any development or event involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of MRU Holdings, the Depositor, the Trust or the Servicer not contemplated by the Disclosure Package and the Offering Memorandum, which in the opinion of the Initial Purchasers, would materially adversely affect the market for the Notes; (ii) any downgrading in the rating of any debt securities of MRU Holdings, the Depositor or the Trust by any nationally recognized statistical rating organization or any public announcement that any such organization has under surveillance or review its rating of any debt securities of MRU Holdings, the Depositor or the Trust (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); or (iii) any event or development which makes any statement made in the Disclosure Package or the Offering Memorandum untrue in any material respects or which, in the opinion of MRU Holdings and its counsel or the Initial Purchasers and their counsel, requires any amendment to or change in the Disclosure Package or the Offering Memorandum in order to state a material fact required by any law (including federal securities laws and related principles) to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Disclosure Package or the Offering Memorandum to reflect such event or development would, in the opinion of the Initial Purchasers, materially adversely affect the market for the Notes.

(b) The Depositor shall have delivered to the Initial Purchasers a certificate, dated the Closing Date, of an authorized officer of the Depositor to the effect that:

(i) the representations and warranties of the Depositor in the Basic Documents to which it is a party are true and correct;

(ii) the Depositor has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(iii) the information regarding the Depositor contained in the Disclosure Package and the Offering Memorandum is fair and accurate in all material respects.

(c) MRU Holdings shall have delivered to the Initial Purchasers a certificate, dated the Closing Date, of an authorized officer of MRU Holdings to the effect that:

(i) the representations and warranties of MRU Holdings in the Basic Documents to which it is a party are true and correct.

(ii) MRU Holdings has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(iii) the information regarding MRU Holdings contained in the Disclosure Package and the Offering Memorandum is fair and accurate in all material respects.

(d) A certificate delivered to the Initial Purchasers by an officer of the Servicer, dated the Closing Date, to the effect that to the best of such officer's knowledge after reasonable investigation, the information contained in the Disclosure Package and the Offering Memorandum regarding the Servicer is fair and accurate.

(e) A certificate delivered to the Initial Purchasers by an officer of the Special Servicer, dated the Closing Date, to the effect that to the best of such officer's knowledge after reasonable investigation, the information contained in the Disclosure Package and the Offering Memorandum regarding the Special Servicer is fair and accurate.

(f) The Initial Purchasers shall have received an opinion addressed to them of Baker & McKenzie LLP, in its capacity as special counsel for the Trust, dated the Closing Date as to such matters reasonably requested by the Initial Purchaser, including but not limited to a perfected security interest opinion.

(g) The Initial Purchasers shall have received an opinion addressed to them of Baker & McKenzie LLP, in its capacity as counsel for MRU Holdings, dated the Closing Date in form and substance satisfactory to the Initial Purchasers and their counsel with respect to the accuracy and completeness of the Disclosure Package and the Offering Memorandum, certain matters arising under the Securities Act, the Trust Indenture Act of 1939, as amended and the Investment Company Act of 1940, as amended, and such other matters as are reasonably requested by the Initial Purchaser.

(h) The Initial Purchasers shall have received an opinion addressed to them of Baker & McKenzie LLP, in its capacity as special counsel for the Trust, dated the

Closing Date in form and substance satisfactory to the Initial Purchasers and their counsel, concerning "true sale," "non-consolidation" and certain other issues with respect to the transfer of the Financed Eligible Loans from the Warehouse to MRU Holdings, from MRU Holdings to the Depositor and from the Depositor to the Trust.

(i) The Initial Purchasers shall have received an opinion addressed to them of Baker & McKenzie LLP, in its capacity as counsel for MRU Holdings and the Trust, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers and their counsel to the effect that the statements in the Disclosure Package and the Offering Memorandum under the headings "U.S. Federal Income Tax Consequences" and "ERISA Considerations", to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

(j) The Initial Purchasers shall have received an opinion addressed to them of Baker & McKenzie LLP, in its capacity as counsel for MRU Holdings and the Trust, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers and their counsel with respect to the character of the Notes for federal tax purposes.

(k) The Initial Purchasers shall have received an opinion addressed to them of Stroock & Stroock & Lavan LLP, in its capacity as Initial Purchasers' counsel, dated the Closing Date, in form and substance satisfactory to the Initial Purchasers.

(l) The Initial Purchasers shall have received the opinions addressed to them of Richards, Layton & Finger, P.A., in its capacity as counsel to the Owner Trustee and the Trust, dated the Closing Date and in form and substance satisfactory to the Initial Purchasers and their counsel.

(m)The Initial Purchasers shall have received an opinion addressed to them of counsel to the Trustee, the Verification Agent and the Back-up Administrator, dated the Closing Date and in form and substance satisfactory to the Initial Purchasers and their counsel.

(n) The Initial Purchasers shall have received an opinion addressed to them of counsel to the Servicer, dated the Closing Date and in form and substance satisfactory to the Initial Purchasers and their counsel.

(o) The Initial Purchasers shall have received an opinion addressed to them of counsel to the Special Servicer, dated the Closing Date and in form and substance satisfactory to the Initial Purchasers and their counsel.

(p) The Initial Purchasers shall have received an opinion addressed to them of counsel to the Interest Rate Floor Provider, dated the Closing Date and in form and substance satisfactory to the Initial Purchasers and their counsel.

(q) The Initial Purchasers shall have received evidence satisfactory to them that, on or before the Closing Date, UCC-1 financing statements have been or are being filed

in the office of the Secretary of State of the State of Delaware reflecting the grant of the security interest by the Trust in the Financed Student Loans and the proceeds thereof to the Trustee.

(r) The Initial Purchasers shall have received a certificate addressed to them dated the Closing Date from a responsible officer acceptable to them of the Trustee, the Verification Agent and the Back-up Administrator in the form and substance satisfactory to the Initial Purchasers and their counsel.

(s) The Initial Purchasers shall have received from PricewaterhouseCoopers LLP letters, in form and substance satisfactory to the Initial Purchasers, to the effect that they have carried out certain specified procedures, not constituting an audit, with respect to certain information regarding the Financed Student Loans, the Disclosure Package and the Offering Memorandum and setting forth the results of such specified procedures.

(t) The Class A Notes being sold shall be rated "AAA" by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"), the Class B Notes shall be rated not lower than "AA" by S&P, the Class C Notes shall be rated not lower than "A" by S&P, and the Class D Notes shall be rated not lower than "BBB" by S&P, and S&P shall not have placed the Notes under surveillance or review with possible negative implications.

(u) On the Closing Date, and after giving effect to the "Use of Proceeds" as described in the Offering Memorandum, the Trust will own the Financed Student Loans it acquires on the Closing Date free and clear on any liens, claims, encumbrances or security interests other than the liens granted under the Basic Documents, and the Cash Capitalization Account and Reserve Account will be funded at the levels described in the Offering Memorandum.

(v) The Initial Purchasers shall have received certificates addressed to them dated the Closing Date from officers of MRU Holdings, the Depositor and others, or legal opinions, addressing such additional matters as you may reasonably request in form and substance satisfactory to the Initial Purchasers and their counsel.

MRU Holdings will provide or cause to be provided to the Initial Purchasers such conformed copies of such of the foregoing opinions, notes, letters and documents as the Initial Purchasers reasonably request.

8. Expenses. MRU Holdings agrees to pay or to otherwise cause the payment of the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (a) the preparation, printing, reproduction and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Disclosure Package, the Offering Memorandum and each Basic Document, and all amendments or supplements to, and preliminary versions of, any of them as may be reasonably requested for use in connection with the offering and sale of the Notes; (b) the preparation, printing, authentication, issuance and delivery of definitive certificates (if any) for the Notes; (c) the reasonable fees, expenses and disbursements of counsel relating to the preparation, printing or

reproduction, and delivery of the Blue Sky Memorandum; (d) the fees and disbursements of (i) the Trust's counsel, (ii) the Trustee and its counsel, (iii) the Owner Trustee and its counsel, (iv) the Depository Trust Company in connection with the book-entry registration of the Notes, (v) PricewaterhouseCoopers LLP, issuer of the agreed upon procedures letter and (vi) the Initial Purchasers' counsel; and (e) the fees charged by S&P for rating the Notes. The obligations of MRU Holdings pursuant to this Section 8 shall remain in full force and effect regardless of whether the Notes are delivered by or on behalf of MRU Holdings as provided herein and shall survive termination of this Agreement.

9. Effective Date of Agreement. This Agreement shall be deemed effective as of the date first above written upon the execution and delivery hereof by all the parties hereto.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Initial Purchasers, without liability on the part of any Initial Purchaser to MRU Holdings or the Depositor, by notice to MRU Holdings if prior to the Closing Date (a) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited; (b) a general moratorium on commercial banking activities in New York shall have been declared by either federal or state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (c) there shall have occurred since the date of this Agreement any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which is such as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to commence or continue the offering of the Notes on the terms set forth in the Disclosure Package and the Offering Memorandum, as applicable, or to enforce contracts for the resale of the Notes by the Initial Purchasers. Notice of such termination may be given to MRU Holdings by facsimile or telephone and shall be subsequently confirmed by letter.

11. Information Furnished by the Initial Purchasers. The statements set forth in the fourth paragraph under the caption under the heading "Plan of Distribution" in the Offering Memorandum constitute the only information furnished by or on behalf of the Initial Purchasers as such information is referred to in Section 6 hereof.

12. Absence of Fiduciary Relationship. Each of MRU Holdings and the Depositor acknowledges and agrees that:

(a) the Initial Purchasers have been retained solely to act as initial purchasers in connection with the sale of the Notes and agree with MRU Holdings and the Depositor that no fiduciary, advisory or agency relationship between MRU Holdings or the Depositor and the Initial Purchasers has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Initial Purchasers have advised or are advising MRU Holdings or the Depositor on other matters;

(b) MRU Holdings and the Depositor will not claim that the Initial Purchasers, or any of them, have or has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to MRU Holdings or the Depositor, in connection with the transaction contemplated hereby or the process leading thereto;

(c) the price of the Notes set forth in this Agreement was established by MRU Holdings and the Depositor following discussions and arm's-length negotiations with the Initial Purchasers and MRU Holdings and the Depositor are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) MRU Holdings and the Depositor have been advised that the Initial Purchasers and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of MRU Holdings or the Depositor and that the Initial Purchasers have no obligation to disclose such interests and transactions to MRU Holdings or the Depositor by virtue of any fiduciary, advisory or agency relationship; and

(e) MRU Holdings and the Depositor waive, to the fullest extent permitted by law, any claims they may have against the Initial Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Initial Purchasers shall have no liability (whether direct or indirect) to MRU Holdings or the Depositor in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of MRU Holdings or the Depositor, including members, employees or creditors of MRU Holdings or the Depositor.

13. Default by One of the Initial Purchasers. If any of the Initial Purchasers shall fail on the Closing Date to purchase the Notes which it is obligated to purchase hereunder (the "Defaulted Notes"), the remaining Initial Purchasers which are obligated to purchase that Class of Notes (the "Non-Defaulting Initial Purchasers") shall have the right, but not the obligation, within one (1) Business Day thereafter, to make arrangements to purchase all, but not less than all, of the remaining Defaulted Notes of such Class upon the terms herein set forth; if, however, any such Non-Defaulting Initial Purchasers shall have not completed such arrangements within such one (1) Business Day period, then this Agreement shall terminate without liability on the part of any such Non-Defaulting Initial Purchaser.

No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Non-Defaulting Initial Purchasers or MRU Holdings shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements.

14. Survival of Representations and Warranties. The respective indemnities, agreements, representations, warranties and other statements of MRU Holdings, the Depositor or their respective officers and of the Initial Purchasers set forth in or made pursuant to this Agreement or contained in certificates of officers of MRU Holdings or the Depositor submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of the Initial Purchasers, MRU Holdings or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes.

15. Miscellaneous. Except as otherwise provided in Sections 9 and 10 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (a) if to MRU Holdings or the Depositor, 590 Madison Avenue, 13th Floor, New York, NY 10022, Attention: Jonathan Coblentz; and (b) if to any Initial Purchaser, to the address of such Initial Purchaser set forth above with a copy to Richard L. Fried, Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038.

This Agreement has been and is made solely for the benefit of the Initial Purchasers, MRU Holdings, the Depositor, their respective directors, officers, managers, trustees and controlling persons referred to in Section 6 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from the Initial Purchasers of any of the Notes in his status as such purchaser.

16. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

MRU Holdings and the Depositor hereby submit to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

To the extent permitted by applicable law, each of the parties hereto waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise between the parties hereto arising out of, connected with, related to, or incidental to the relationship between any of them in connection with this agreement or the transactions contemplated hereby. Instead, any such dispute resolved in court will be resolved in a bench trial without a jury.

This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof or thereof shall have been executed and delivered on behalf of each party hereto.

17. Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Notes, represents the entire agreement between MRU Holdings and the Initial Purchasers with respect to the preparation of the Disclosure Package and the Offering Memorandum, the conduct of the offering and the purchase and sale of the Notes.

Time shall be of the essence of this Agreement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the parties hereto.

Very truly yours,

MRU HOLDINGS, INC.

By: ______________________________
Name: Jonathan A. Koblentz
Title: CFO & Treasurer

MRU ABS II LLC

By: ______________________________
Name: Jonathan A. Koblentz
Title: Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By: ______________________________
Name:
Title:

BB&T CAPITAL MARKETS, a division of Scott & Stringfellow, Inc.

By: ______________________________
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By: ______________________________
Name: Colin Bennett
Title: Authorized Signatory

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

BB&T CAPITAL MARKETS, a division of
Scott & Stringfellow, Inc.

By: ______________________
Name: Andrew Yuder
Title: Managing Director

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

GOLDMAN, SACHS & CO.

(Goldman, Sachs & Co.)

SCHEDULE A

	Class A-1A Notes	Class A-1B Notes	Class B Notes	Class C Notes	Class D Notes	Class E Notes	Total
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$ 8,334,000	$25,107,000	$2,493,000	$3,012,000	$2,596,000	$5,424,000	$46,966,000
BB&T Capital Markets, a division of Scott & Stringfellow, Inc.	$ 8,333,000	$25,108,000	$2,492,000	$3,012,000	$2,597,000	$5,423,000	$46,965,000
Goldman, Sachs & Co.	$ 8,333,000	$25,107,000	$2,492,000	$3,012,000	$2,596,000	$5,423,000	$46,963,000
Total	$25,000,000	$75,322,000	$7,477,000	$9,036,000	$7,789,000	$16,270,000	$140,894,000

	Interest Rate	Final Maturity Date	Price to Public	Proceeds to the Trust
Class A-1A Notes	7.40%	January 25, 2041	93.94154%	$23,485,385.00
Class A-1B Notes	Three-month LIBOR plus 3.00%	January 25, 2041	94.19884%	$70,952,450.26
Class B Notes	Three-month LIBOR plus 5.50	January 25, 2041	100%	$7,477,000.00
Class C Notes	Three-month LIBOR plus 7.50%	January 25, 2041	100%	$9,036,000.00
Class D Notes	Three-month LIBOR plus 10.00%	January 25, 2041	100%	$7,789,000.00
Class E Notes	Three-month LIBOR plus 3.00%	January 25, 2041	26.16457%	$4,256,975.54
				$122,996,810.80